UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2006

EMBREX, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-19495	56-1469825
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
1040 SWABIA COURT, DURHAM, NORTH CAROLINA 27703
(Address of principal executive offices)

(919) 941-5185
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01      Entry into a Material Definitive Agreement
     On December 18, 2006, Embrex, Inc., a North Carolina corporation (the “Company”), and Charles River Laboratories, Inc., a Delaware corporation (“SPAFAS”), through its SPAFAS Avian Products and Services Division entered into Amendment No. 1 (the “Amendment”) to the BDA Production and Supply Agreement (the “Agreement”), dated January 29, 2004, by and between the Company and SPAFAS.
     The Amendment extends the term of the Agreement through December 31, 2008 and expands the Agreement to govern the supply of Embrex’s proprietary Newcastle disease antiserum product (“NDA”) in addition to Embrex’s proprietary bursal disease antiserum product (“BDA”). In addition, the Agreement increases the price per thousand doses of BDA by approximately five percent for 2007 and an additional two percent for 2008. The price per thousand doses of NDA will be determined for each calendar year based on the product mix of BDA and NDA requested by the Company.
     Pursuant to the Amendment, the Company may elect to order the monetary equivalent of SPAFAS’s yearly supply commitment of BDA in purchases of both BDA and NDA, and SPAFAS now has the right to decrease the yearly supply commitment by up to twenty percent if it has an alternate need for its facility. In addition, the Company is provided the opportunity to perform its own titer calculation, and if its calculation varies by a predetermined percentage from SPAFAS’s calculation, it will be eligible for a portion of the difference in the form of a credit on future invoices.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBREX, INC.

	By:	/s/ Don T. Seaquist

Name: Don T. Seaquist
Dated: December 21, 2006	Title: Vice President, Finance and Administration